UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

DONALDSON COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 West 94th Street

Minneapolis, MN 55431

(Address of principal executive offices) (Zip Code)

(952) 887-3131

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2012, Donaldson Company, Inc. (the “Company”) executed a standard form of indemnification agreement (the "Indemnification Agreement") with each director (each, an "Indemnitee") serving on the Company's Board of Directors (the “Board”). The Company's current directors are F. Guillaume Bastiaens, William Cook, Janet Dolan, Jack Eugster, John Grundhofer, Michael Hoffman, Paul David Miller, Jeffrey Noddle, Willard Oberton, Ajita G. Rajendra and John Wiehoff.

Pursuant to the Indemnification Agreement, the Company agrees, to the fullest extent permitted by the laws of the State of Delaware and as set forth in the Indemnification Agreement, to indemnify the Indemnitee in connection with actions, claims, or certain other proceedings arising out of the Indemnitee’s service on the Board, subject to the terms, conditions and limitations contained in the Indemnification Agreement. Additionally, the Indemnification Agreement establishes processes and procedures for indemnification claims and advancement of expenses and costs. The Indemnification Agreement also contains a presumption for any determination by any court that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, resulting in the burden of proof resting on the Company to establish, by clear and convincing evidence, that the Indemnitee is not so entitled.

The description in this Current Report on Form 8-K of the Indemnification Agreement is not complete, and is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement that is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONALDSON COMPANY, INC.

Date: April 2, 2012	By	/s/ Norman C. Linnell
		Name:	Norman C. Linnell
		Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Form of Indemnification Agreement